FIRST AMENDMENT TO THE

TRUST FOR PROFESSIONAL MANAGERS

AMENDED AND RESTATED INVESTMENT ADVISORY AGREEMENT

with

SNOW CAPITAL MANAGEMENT L.P.

THIS FIRST AMENDMENT dated as of October 24, 2013, to the Amended and Restated Investment Advisory Agreement, dated as of October 19, 2010 (the “Agreement”), is entered into by and between TRUST FOR PROFESSIONAL MANAGERS (the “Trust”), on behalf of the series of the Trust as indicated on Schedule A to the Agreement, as may be amended from time to time (each, a “Fund,” and collectively, the “Funds”), and Snow Capital Management L.P. (hereinafter called the “Adviser”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Trust and the Adviser desire to amend the Agreement to add reduce the annual management fee rate for the Snow Capital Small Cap Value Fund; and

WHEREAS, the Agreement allows for the amendment of Schedule A to the Agreement by a written instrument executed by both parties;

NOW, THEREFORE, the parties agree as follows:

Schedule A of the Agreement is hereby superseded and replaced with Amended Schedule A attached hereto, for the sole purpose of reducing the annual management fee rate for the Snow Capital Small Cap Value Fund and to remove series of the Trust that are no longer in operation.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

TRUST FOR PROFESSIONAL MANAGERS	SNOW CAPITAL MANAGEMENT L.P.
on behalf its series listed on Amended Schedule A

By: /s/ John P. Buckel	By: /s/ Carl Vuono
Name: John P. Buckel	Name: Carl Vuono
Title: President	Title: Chief Operating Officer

Amended Schedule A
to the

TRUST FOR PROFESSIONAL MANAGERS

AMENDED AND RESTATED INVESTMENT ADVISORY AGREEMENT

with

SNOW CAPITAL MANAGEMENT L.P.

Series or Fund of Trust for Professional Managers	Annual Fee Rate as a Percentage of Average Daily Net Assets
Snow Capital Small Cap Value Fund	1.15%
Snow Capital Opportunity Fund	1.00%